EXHIBIT 99.1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: February 14, 2022

REVELATION ALPINE, LLC

By: Revelation Alpine GP, LLC
Its: General Partner

By:	/s/ Michael Boggs
Name:	Michael Boggs
Title:	Managing Member

REVELATION ALPINE GP, LLC

By:	/s/ Michael Boggs
Name:	Michael Boggs
Title:	Managing Member

REVELATION HEALTHCARE FUND II, L.P.

By: Revelation Healthcare Fund II GP, L.P.
Its: General Partner

By: Revelation Healthcare Fund II GP, LLC
Its: General Partner

By:	/s/ Michael Boggs
Name:	Michael Boggs
Title:	Managing Member

REVELATION HEALTHCARE FUND II GP, L.P.

By: Revelation Healthcare Fund II GP, LLC
Its: General Partner

By:	/s/ Michael Boggs
Name:	Michael Boggs
Title:	Managing Member

REVELATION HEALTHCARE FUND II, LLC

By:	/s/ Michael Boggs
Name:	Michael Boggs
Title:	Managing Member